UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

1800 Diagonal Lending

On May 30, 2025, pursuant to a securities purchase agreement, Inspire Veterinary Partners, Inc. (the “Company”) issued to 1800 Diagonal Lending LLC, a Virginia limited liability company (“Diagonal”) an Original Issue Discount Note in the principal amount of $204,700 (the “Diagonal Note”). The Diagonal Note has a one-time interest payment of $24,564 and a maturity date of March 30, 2026. The proceeds from the Diagonal Note are for general working capital. The Diagonal Note has an initial payment of $114,632 due on November 30, 2025, with monthly payments of $28,658 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Diagonal Note upon written notice to Diagnoal.

After an occurrence of an event of default, as described in the Diagonal Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Diagonal Note plus (ii) accrued and unpaid interest on the unpaid principal amount, plus (iii) default interest, if any.

Diagonal will have the right to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Diagnoal Note is 75% of the market price.

While the Diagonal Note remains outstanding, the Company may not, without Diagonal’s written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve sufficient shares of its Common Stock to provide for the issuance of shares upon the full conversion of the Diagonal Note.

The foregoing descriptions of the securities purchase agreement and Diagnoal Note do not purport to be complete and are qualified in their entirety by reference to the full text of the securities purchase agreement and Diagonal Note, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Boot Capital LLC

On May 30, 2025, pursuant to a securities purchase agreement, the Company issued to Boot Capital LLC, a Delaware limited liability company (“Boot”) an Original Issue Discount Note in the principal amount of $92,000 (the “Boot Note”). The Boot Note has a one-time interest payment of $11,040 and a maturity date of March 30, 2026. The proceeds from the Boot Note are for general working capital. The Boot Note has an initial payment of $51,520 due on November 30, 2025, with monthly payments of $12,880 due on the 30th of every month thereafter until March 30, 2026.

The Company has the right to prepay the Boot Note upon written notice to Boot.

After an occurrence of an event of default, as described in the Boot Note, it shall become immediately due and payable and the Company will pay an amount equal to 150% times the sum of (i) the then outstanding principal amount of the Boot Note, plus (ii) accrued and unpaid interest on the unpaid principal, plus (iii) default interest, if any.

Boot will have the right to convert all or any part of the outstanding and unpaid amount of the Boot Note into shares of the Company’s common stock upon the later of 180 days from the issuance date or an event of default, as described in the note. The conversion price of the Boot Note is 75% of the market price.

While the Boot Note remains outstanding, the Company may not, without Boot’s written consent, sell, lease, or otherwise dispose of any significant portion of its assets except in the ordinary course of business. The Company will reserve sufficient shares of its Common Stock to provide for the issuance of shares upon the full conversion of the Boot Note.

The foregoing descriptions of the securities purchase agreement and Boot Note do not purport to be complete and are qualified in their entirety by reference to the full text of the securities purchase agreement and Boot Note, copies of which are attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The sale and issuance to the investors of the notes, and the shares of common stock issuable upon conversion of the notes described in this this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being sold and issued by the Company to the Investor in privately negotiated transactions exempt from registration pursuant to Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Company expects to use the proceeds of the sale of the Notes for general working capital purposes and acquisitions.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 30, 2025, by and between Inspire Veterinary Partners Inc. and 1800 Diagnoal Lending LLC
10.2	Original Issue Discount Note, dated May 30, 2025 issued to 1800 Diagnoal Lending LLC
10.3	Securities Purchase Agreement, dated May 30, 2025, by and between Inspire Veterinary Partners, Inc. and Boot Capital LLC
10.4	Original Issue Discount Note, dated May 30, 2025 issued to Boot Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer

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